# LEASE AGREEMENT

This Lease is entered into between INTRA CAPITAL CORPORATION, a Texas corporation on behalf of EMMOTT BUSINESS PARK, LLC. a Texas limited liability company ("Landlord"), and Bill Marmion, 9019 Southleigh Drive, Houston, Texas, 77379, Marmion Investments, Inc. DBA Marmion Air Service ("Tenant").

In consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration, Landlord demises and leases to Tenant, and Tenant leases from Landlord, the multiple premises situated at :

1) Physical address : 9103 Emmott Road, Building 6 # A, Houston, Texas, 77040. Mailing address : 9103 Emmott Road, Box # 14, Houston, Texas, 77040, and Utility address : 7095 San Antonio # A, Houston, Texas, 77040.

2) Physical address : 9103 Emmott Road, Building 6 # C, Houston, Texas, 77040 and Utility address : 7095 San Antonio # C, Houston, Texas, 77040.

3) Physical address : 9103 Emmott Road, Building 11 # D-1, Houston, Texas, 77040 and Utility address : 9020 Hahn, # D-1, Houston, Texas, 77040.

All in Houston, Harris County, Texas, being approximately :

1) Approximately **7800 square feet of office/warehouse and 7200 square feet of designated and fenced in yard space**

2) Approximately **1500 square feet of office/warehouse.**

3) Approximately **1500 square feet of office/warehouse.**

Collectively referred to as "the premises" or "the leased premises" in this lease. Numbers (1) thru (3) above corresponding with each address/space.

ARTICLE 1. TERM

Term of Lease

§ 1.01. The term of this lease is **Twelve (12) months**, beginning on June 01 2007, and ending on May 31 2008, unless terminated sooner as provided in this lease. As an **overriding special provision** for the initial term of this lease, Landlord agrees to accept a notice provision of 120 days at Tenants discretion.

Option to Extend Term

§ 1.02. Tenant may extend the term of this lease beyond the expiration date provided in § 1.01 on the following conditions:

a. Tenant may, if it is not in default either on the date required for the notice or on the date such extension commences, extend the lease term for additional periods of Twelve (12) months each. The extended term will begin on the day following the expiration date of the lease term specified in § 1.01, and for Four (4) additional periods of the same length, each to begin on the day following the expiration date of the immediately preceding extended term. But if, at the date the original term or any extended term expires, Tenant is in default beyond any grace period provided in this lease in performing any of the terms of this lease, the remaining option or options are void. All of the terms and covenants of this lease apply to all extended lease terms; provided, however, that in no event shall this lease be in force and effect after May 31 2013, unless pursuant to holdover under § 1.03.

b. Tenant may exercise each option to extend this lease by giving Landlord notice of its intention to do so not later than six months before the then current lease term expires, in the case of the initial option to extend, or the extended lease term, in the case of successive options to extend. Notice of an intention to exercise an option under this lease must, to be effective, be sent by mail or fax to Landlord at the address provided in § 15.01 and must be postmarked no later than the latest date provided in this section for Tenant's exercising the option.

Holdover

§ 1.03. If Tenant holds over and continues in possession of the premises after the lease term (or any extension) expires, other than as provided in § 1.02, Tenant will be considered to be occupying the premises on a month-to-month tenancy, subject to all the terms of this lease.

ARTICLE 2. RENT

Fixed Rent

§ 2.01. Tenant will pay Landlord **$4100.00** per month on or before the first day of each month as a fixed rent for the next month. Rent for any fractional month at the beginning or end of the lease term will be prorated on a per-day basis. This fixed rent will increase by 3% for each extended lease term, so that the fixed rent during the first extended term will be $4223.00; the fixed rent during the second extended term will be $4350.00; and so forth. Tenant will pay this fixed rent to Landlord at Landlord's office, located at 9103 Emmott Road, Box 21, Houston, Texas, 77040, or at such other location or locations that Landlord may from time to time designate by written notice to Tenant.

Taxes and Assessments as Additional Rent

§ 2.02. a. In addition to the fixed rent specified in § 2.01, Additional rent constituting Tenant's share of the real property taxes, water and septic tank or sewage services, insurance, and Common Area operating costs of the business park complex. Initial estimate for the Base Year is **$128.00** payable in addition to and at the same time and place as the Fixed Rent each month.

§ 2.03 SECURITY DEPOSIT: Tenant acknowledges its obligation to deposit with Landlord the sum of **$2800.00**, to be held by Landlord for the performance by Tenant of Tenant's covenants and obligations under this Lease. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rentals and any other damage, injury, expense or liability caused to Landlord by such event of default; and in such event, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount

ARTICLE 3 . USE OF PREMISES

Tenant's Warranty Regarding Use:
§ 3.01. Tenant represents and warrants to Landlord that Tenant intends to use the premises for Air Conditioning Installation, Service and Manufacturing and that Tenant has the following current permits issued pursuant to the National Pollution Discharge Elimination System: N/A. Tenant's use of the property is restricted to those purposes specified in this section unless Tenant obtains Landlord's prior written consent to any change in use. After the lease term begins, Tenant must notify Landlord as to any changes in Tenant's operation or use or generation of hazardous materials

Compliance With Laws

§ 3.02. a. Tenant may not use, or permit using, the premises in any manner that results in waste of premises or constitutes a nuisance or for any illegal purpose. Tenant, at its own expense, will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws, ordinances, and governmental rules and regulations concerning the use of the premises, including Hazardous Materials Laws.

b. Tenant, at its sole cost, must comply with all Hazardous Materials Laws in connection with Tenant's use of the premises.

c. "Hazardous Materials" means any substance, material, or waste that is or becomes regulated by any local governmental agency, the State of Texas, or the federal government, including, but not limited to, any material or substance that is (1) designated as a "hazardous substance" pursuant to Section 311 of the Clean

Water Act, *33 U.S.C. § 1251* et seq., or listed pursuant to Section 307 of the Clean Water Act, *33 U.S.C. § 1317*, (2) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, *42 U.S.C. § 9601* et seq., (3) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, *42 U.S.C. § 6901* et seq., (4) petroleum, (5) asbestos, and (6) polychlorinated biphenyls].

d. "Hazardous Materials Laws" means any federal, state, or local statute, ordinance, order, rule, or regulation of any type relating to the storage, handling, use, or disposal of any Hazardous Materials, the contamination of the environment, or any removal of such contamination, including, without limitation, those statutes referred to in subparagraph c.

Rights of Inspection

§ 3.03. Tenant must permit Landlord and Landlord's agents, servants, and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the premises for the purpose of conducting environmental inspections and sampling during regular business hours, and during other hours either by agreement of the parties or in the event of an environmental emergency. Tenant may not restrict access to any part of the premises, and Tenant may not impose any conditions to access. If Landlord's environmental inspection includes sampling and testing of the premises, Landlord must use its best efforts to avoid interfering with Tenant's use of the premises, and on completion of sampling and testing must repair and restore the affected areas of the premises as made necessary by any sampling and testing.

Environmental Covenants and Reporting Requirements

§ 3.04. a Tenant hereby represents, covenants and warrants to Landlord and its legal representatives, successors and assigns, as follows:

a) The occupancy, operation and use of the demised premises by Tenant will not violate any applicable laws and health and environmental laws, rules and regulations (collectively, the "Applicable Environmental Laws") of any federal, state, local or other governmental authority ("Governmental Authority").

b) Without in any way limiting the generality of above, Tenant is not the subject of any pending or, to the best of Tenant's knowledge, threatened investigation or inquiry by any Governmental Authority, or subject to any remedial obligations under any applicable Environmental Laws, including, without limitation, the Comprehensive Environmental Response Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act, and this representation and warranty would continue to be true and correct following disclosure to any applicable Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Tenant.

c) Tenant shall obtain any permits, licenses, or authorizations to occupy, operate, or use any portion of the demised premise for its stated purpose and business use which may be required by reason of any applicable environmental law and shall comply fully with any statute or regulation governing the operation or conduct of said business.

d) The use which Tenant makes and intends to make of the demised premises will not result in the disposal or release of any hazardous substance, solid waste or other substances known or suspected to pose a threat to health or the environment ("Hazard") on, in or to the demised premises. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas, or any federal, local, or state authority, establish a meaning for "hazardous substance", "releases", "solid waste", or "disposal" which is

broader than that specified in either CERCLA or RCRA, such broader definition shall apply. The term "hazardous substance" shall also be deemed to include any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials defined above shall include, but not be limited to petroleum based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products or compounds which are subsequently found to have adverse affects on the environment or the health and safety of persons.

e) Tenant has not received any notice from any Governmental Authority with respect to any violation of any Applicable Environmental Laws in the conduct of its business or its prior use of the Leased Premises.

f) Tenant shall not cause any violation of any Applicable Environmental Laws, nor permit any sub-lessee of any portion of the demised premises to cause such a violation, nor permit any environmental liens to be placed on any portion of the Project.

All of the foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date hereof through and as of the date this Lease is terminated for any reason, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such termination.

Tenant shall give notice to Landlord immediately upon i) Tenant's receipt of any notice from any Governmental Authority of any violation of any Applicable Environmental Laws or acquiring knowledge of the receipt of any such notice by any sub-lessee of any portion of the demised premises and ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards on the demised premises in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof. Tenant shall promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards caused by or within the control of Tenant and provide Landlord with satisfactory evidence of such compliance.

Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, shareholders, officers and directors (collectively, the "Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney consultant fees and expenses, investigations and laboratory fees and expenses, clean up costs, and court costs and other litigation expenses), arising out of or in any way related to any of the following to the extent same was or is caused by or within the exclusive control of Tenant: i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the demised premises; ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; iii) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes, or Hazards, and/or iv) any violation of any Applicable Environmental Laws, or demands of Governmental Authority, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards. Tenants agree, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Tenants have hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Tenants Further agree to reimburse any Indemnified Party upon demand for any costs or expenses incurred by an Indemnified Party in connection with any matters with respect to which lessee has hereinabove indemnified and held the Indemnified Parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at common law or in equity and shall survive the termination of this Lease. The provisions of this paragraph shall not include an indemnity for conditions which existed prior to the time that Tenant commenced their occupancy of the Premises, for which Landlord and other prior occupants or owners of the premises shall remain responsible.

Landlord shall indemnify, defend, and hold harmless Tenants from and against any demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs, or expenses which maybe found to exist as of the commencement of the occupancy of the premises by Tenant.

## ARTICLE 4. REPAIRS AND MAINTENANCE

Repairs and Maintenance by Tenant

§ 4.01. Tenant will, throughout the lease term and any extensions of it, at its own expense and risk, maintain the premises and all improvements on them in good order and condition, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in that condition and to maintain the premises in a clean condition at all times. All maintenance, repairs, and replacements required by this section must be performed promptly when required.

Tenant's Failure to Repair or Maintain

§ 4.02. If Tenant fails to perform its obligation to repair, replace, or maintain, as set forth in § 4.01, within a reasonable time after notice from Landlord of the need for the repair, replacement, or maintenance, Landlord may enter the premises and make the repairs or replacements, or perform the maintenance, or have the repairs or replacements made or maintenance performed, at its own expense. On Landlord's notice to Tenant of the performance and cost of any maintenance, repairs, or replacements under this section, Tenant must immediately reimburse Landlord for any reasonable costs incurred by Landlord under this section, together with interest on the sum at the highest legal rate from the date of the notice until the date paid by Tenant to Landlord.

Allocation of Environmental Cleanup Costs

§ 4.03. Tenant is responsible for the payment of that portion of any cleanup costs necessary for compliance with Hazardous Materials Laws that arise as a result of Tenant's discharge of hazardous materials on the premises during the Tenant's occupancy of the premises.

## ARTICLE 5. UTILITIES AND GARBAGE REMOVAL

Utility Charges

§ 5.01. Tenant will pay all utility charges for, electricity, heat, and telephone service used in and about the premises during the lease term. Tenant will pay the charges directly to the utility company or municipality furnishing the service before the charges are delinquent. Landlord shall furnish water and septic tank waste disposal to Tenant, said charges to be included as Additional Rent under § 2.02 of this Lease.

Garbage Removal

§ 5.02. Tenant will pay for all garbage removal from the premises during the lease term.

## ARTICLE 6 . ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

Consent of Landlord

§ 6.01. Tenant may not make any alterations, additions, or improvements to the premises without Landlord's prior written consent. Landlord may not unreasonably withhold consent for nonstructural alterations, additions, or improvements.

Property of Landlord

§ 6.02. All alterations, additions, or improvements made by Tenant will become Landlord's property when the lease terminates. However, Landlord may, when the lease terminates, remove any alterations, additions, and improvements made by Tenant and any other property it placed in the premises, and charge Tenant the cost of removal plus interest.

Alterations Required by Accessibility Laws

§ 6.03. If any alterations, additions, or improvements to the premises are mandated by legal requirements related to accessibility by persons with disabilities ("accessibility alterations"), Tenant is responsible for making them. This allocation of responsibility for compliance with such legal requirements is a material inducement for the parties to enter this lease.

ARTICLE 7 . TRADE FIXTURES AND SIGNS

Trade Fixtures

§ 7.01. Tenant may, at all times, erect or install shelves, bins, machinery, equipment, or other trade fixtures, in, on, or about the premises, if Tenant complies with all applicable governmental laws, ordinances, and regulations regarding the fixtures. Tenant may remove all trade fixtures when this lease terminates, if Tenant is not in default under the lease and the fixtures can be removed without structural damage to the building. Tenant must repair any damage to the premises caused by removing trade fixtures, and all the repairs must be completed before the lease terminates. Any trade fixtures not removed by Tenant when this lease terminates are considered abandoned by Tenant and will automatically become Landlord's property. If any trade fixture installed by Tenant is abandoned when the lease terminates, Tenant must pay Landlord any reasonable expense actually incurred by Landlord to remove the fixture from the premises, less the fair market value of the fixture once removed, if the fixture is removed within 30 days after Tenant has surrendered possession of the premises *or* before any subsequent tenant enters the premises *or* Landlord uses the trade fixtures.

Signs

§ 7.02. Tenant may erect signs on any portion of the premises, including but not limited to the exterior walls, subject to applicable laws, ordinances, and regulations, subject to approval of the design by Landlord. Tenant must remove all signs when this lease terminates and repair any damage resulting from erecting or removing the signs.

ARTICLE 8 . MECHANIC'S LIEN

Tenant will not permit any mechanic's lien to be placed on the premises or improvements on the premises. Tenant will promptly pay any mechanic's lien that is filed on the premises or on improvements located on the premises. If default in payment of the lien continues for 20 days after Landlord's written notice to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiring into its validity. Any amounts Landlord pays to remove a mechanic's lien caused by Tenant to be filed against the premises or improvements on them, including expenses and interest, are due from Tenant to Landlord and must be repaid to Landlord immediately on rendition of notice, together with interest at ten percent annually until repaid.

ARTICLE 9 . INSURANCE AND INDEMNITY

Property Insurance

§ 9.01. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the leased premises.

Liability Insurance

§ 9.02. Tenant, at its own expense, must provide and maintain in force during the lease term, liability insurance in the amount of $ 1,000,000.00. This insurance is to be carried by one or more insurance companies authorized or admitted to transact business in Texas. Choice of an insurance company is subject to approval by Landlord. The policy must cover Landlord as well as Tenant, for any liability for property damage or personal injury arising from Tenant's occupying or Landlord's owning the premises.

Remedy for Failure to Provide Insurance

§ 9.03. Tenant must furnish Landlord with certificates of all insurance required by this article. If Tenant does not provide the certificates when Landlord delivers possession to Tenant, or if Tenant allows any insurance required under this article to lapse, Landlord may, at its option, take out and pay the premiums on the necessary insurance to comply with Tenant's obligations under this article. Landlord is entitled to reimbursement from Tenant for all amounts spent to procure and maintain the insurance, with interest at the rate of ten percent annually from the date Tenant receives Landlord's notice of payment until reimbursement.

Tenant's Environmental Indemnity

§ 9.04. Tenant must indemnify, defend, and hold harmless Landlord from and against all claims, liabilities, losses, damages, and costs, foreseen or unforeseen, including without limitation counsel, engineering, and other professional or expert fees, that Landlord may incur by reason of Tenant's action or inaction with regard to Tenant's obligations under Articles 3 and 4 of this lease. This section survives the expiration or earlier termination of this lease.

Landlord's Environmental Indemnity

§ 9.05. Landlord must indemnify, defend, and hold Tenant harmless from and against all claims, liabilities, losses, damages, and costs, foreseen and unforeseen, including without limitation counsel, engineering, and other professional or expert fees that Tenant may incur by reason of Landlord's action or inaction with regard to Landlord's obligations under § 4.03. This section survives the expiration or earlier termination of this lease.

Hold-Harmless Clause

§ 9.06. Tenant will indemnify and hold Landlord harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees for defending claims and demands, arising from the conduct or management of Tenant's business on the premises or its use of them; from any breach by Tenant of any conditions of this lease; or from any act of negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the premises. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, on notice from Landlord, will defend the action or proceeding by counsel acceptable to Landlord.

ARTICLE 10 . DAMAGE OR DESTRUCTION OF PREMISES

Notice to Landlord

§ 10.01. If the premises, or any structures or improvements on them, are damaged or destroyed by fire, tornado, or other casualty, Tenant must immediately give Landlord written notice of the damage or destruction, including a general description of the damage and, as far as known to Tenant, the cause of the damage.

Total Destruction

§ 10.02. If the building on the premises is totally destroyed by fire, tornado, or other casualty by other than the negligence, gross negligence, or intentional tort of Tenant or any person in or about the premises with Tenant's express or implied consent, or if it is so damaged that rebuilding or repairs cannot reasonably be completed within 270 working days at a cost not to exceed the actual value of the lease premises occupied, and the damage exceeds the insurance recovery, this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in § 10.01.

Partial Destruction

§ 10.03. If the building or other improvements on the premises are damaged by fire, tornado, or other casualty by other than the negligence, gross negligence, or intentional tort of Tenant or any person in or about the premises with Tenant's express or implied consent, but not to such an extent that rebuilding or

repairs cannot reasonably be completed within 270 working days and at a cost not to exceed $370,000.00, and the damage exceeds the insurance recovery, this lease will not terminate except as follows:

a. If the premises are partially destroyed before the final twelve months of the lease term, Landlord must, at its sole cost and risk, proceed immediately to rebuild or repair the damaged buildings and improvements to substantially the condition they were in before the damage. If the damage renders the premises untenantable in whole or in part, the rent payable during the period in which they are untenantable will be adjusted equitably. If Landlord fails to complete the rebuilding or repairs within 270 working days from the date of Tenant's written notification to Landlord of the damage, Tenant may terminate this lease by written notification to Landlord. On the notification, all rights and obligations under this lease will cease.

b. If the premises are partially destroyed during the final twelve months of the lease term, Landlord need not rebuild or repair them. If Landlord elects not to rebuild or repair and the damage rendered the premises untenantable in whole or in part, Tenant may terminate the lease or continue it with the rent for the remainder of the lease period adjusted equitably.

ARTICLE 11 . CONDEMNATION

Total Condemnation

§ 11.01. If, during the lease term or any extension or renewal of it, all of the premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or are sold to the condemning authority under threat of condemnation, this lease will terminate, and the rent will be abated during the unexpired portion of this lease, effective as of the date the condemning authority takes the premises.

Partial Condemnation

§ 11.02. If less than all, but more than thirty three (33.0%) percent, of the premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Tenant may terminate the lease by giving Landlord written notice within 30 days after the entity exercising the power of condemnation takes possession of the condemned portion. In addition, if fifty (50.0%) percent of the parking area, or all of the signage, of the premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Tenant may terminate the lease by giving Landlord written notice within, 30 days after the entity exercising the power of condemnation takes possession of the condemned portion.

If the premises are partially condemned and Tenant fails to exercise the option to terminate the lease under this section, or if less than 30 percent of the premises is condemned, this lease will not terminate, but Tenant may, at its sole expense, restore and reconstruct the building and other improvements situated on the premises to make them reasonably tenantable and suitable for the uses for which the premises are leased. The fixed rent payable under § 2.01 of this lease will be adjusted equitably during the unexpired portion of this lease.

Condemnation Award

§ 11.03.Landlord is entitled to receive and retain the entire award in any condemnation proceedings, except for any portion attributable to trade fixtures, which Tenant is entitled to receive and retain. The termination of this lease will not affect the right to this award.

ARTICLE 12 . DEFAULT

Tenant's Default

§ 12.01. If Tenant allows the rent to be in arrears more than five (5) days after written notice of the delinquency, or remains in default under any other condition of this lease for ten (10) days after written notice from Landlord, Landlord may, at its option, without notice to Tenant, terminate this lease, or, in the

alternative, Landlord may reenter and take possession of the premises and remove all persons and property without being considered guilty of any manner of trespass and may (but is not required to) relet the premises (or any part of them) for all or any part of the remainder of the lease term, to a party satisfactory to Landlord and at the monthly rental as Landlord can secure with reasonable diligence. If Landlord cannot relet after reasonable efforts to do so or if the monthly rental is less than the rental Tenant was obligated to pay under this lease (or any renewal of it) plus the expense of reletting, then Tenant must pay Landlord the amount of the deficiency.

Landlord's Lien

§ 12.02. If Tenant defaults in paying rent or any other sum due from Tenant to Landlord under this lease, Landlord has a lien on all fixtures, chattels, or other property of any description belonging to Tenant that are placed in, or become a part of, the premises as security for rent due and to become due for the remainder of the current lease term and any other sum Tenant owes Landlord. This lien is not in lieu of, nor in any way affects, the statutory landlord's lien but is in addition to that lien, and Tenant grants Landlord a security interest in all of Tenant's property placed in or on the premises for purposes of this contractual lien. This does not prevent Tenant's selling any merchandise in the ordinary course of business free of such Landlord's lien. If Landlord exercises the option to terminate the leasehold, reenter, and relet the premises as provided in the preceding paragraph and gives Tenant reasonable notice of the intent to take possession and an opportunity for a hearing on the matter, Landlord may take possession of all of Tenant's property on the premises and sell it at public or private sale after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, for the prices and terms that Landlord considers best, with or without having the property present at the sale. The proceeds of the sale will be applied first to the necessary and proper expense of removing, storing, and selling the property, then to the payment of any rent due or to become due under this lease; any balance will paid to Tenant.

Landlord's Default

§ 12.03. If Landlord defaults in performing any term or covenant that Landlord must perform under this agreement, Tenant may, after not fewer than thirty days' notice to Landlord, remedy the default by any necessary action and, in connection with the remedy, may pay expenses and employ counsel. Landlord must, on demand, pay Tenant all sums expended, or obligations incurred, by Tenant in connection with remedying Landlord's default.

Cumulative Remedies

§ 12.04. All Landlord's and Tenant's rights and remedies under this Article are cumulative, and none will exclude any other right or remedy provided by law or any other provision of this lease. All the consistent rights and remedies may be exercised and enforced concurrently and whenever occasion for their exercise arises.

Waiver of Breach

§ 12.05. All Landlord's or Tenant's waiving a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach.

ARTICLE 13 . INSPECTION BY LANDLORD

Tenant will permit Landlord and its agents, representatives, and employees to enter the premises at all reasonable times for the purpose of inspection or any other purpose necessary to protect Landlord's interest in the premises or to perform Landlord's duties under this lease.

ARTICLE 14 . ASSIGNMENT AND SUBLEASE

Assignment and Subletting by Tenant

§ 14.01. a. Tenant may not sublet, assign, encumber, or otherwise transfer this lease, or any right or interest in it or in the premises or the improvements on them, without Landlord's written consent. If Tenant

sublets, assigns, encumbers, or otherwise transfers its rights or interests in this lease or in the premises or the improvements on them without Landlord's written consent, Landlord may, at its option, declare this lease terminated. If Landlord consents in writing to an assignment, sublease, or other transfer of all or any of Tenant's rights under this lease, the assignee or subtenant must assume all of Tenant's obligations under this lease, and Tenant will remain liable for every obligation under the lease. Landlord may not arbitrarily or unreasonably withhold consent under this section.

b. As a condition precedent to the Tenant's right to sublease the property or to assign this lease, the Tenant must, at the Tenant's own expense, fulfill all of the Tenant's environmental obligations under Article 3 of this lease. If this condition is not satisfied, the Landlord has the right to withhold consent to any proposed sublease or assignment.

Assignment by Landlord

§ 14.02. Landlord may assign or transfer any of its interests under this lease. On transfer, and on the transferee's assumption of its obligations, Landlord is relieved of its obligations under the lease.

ARTICLE 15 . MISCELLANEOUS

Notices and Addresses

§ 15.01. All notices required under this lease may be given by the following methods:

a. By first class mail, addressed to the proper party, at the following addresses:

Landlord: Emmott Business Park, LLC C/O Intra Capital Corporation,

9103 Emmott Road, Box 21, Houston, Texas, 77040.

Tenant: ________________, Houston, Texas 770__

b. By fax transmission, to the proper party, at the following fax numbers and or email:

Landlord:lbarris@houston.rr.com

Tenant: ________________

Notices are effective when received. Either party may change the address or fax number to which notices are to be sent by sending written notice of the new address or number to the other party in accordance with the provisions of this section.

Parties Bound

§ 15.02. This agreement binds, and inures to the benefit of, the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when this agreement permits.

Texas Law to Apply

§ 15.03. This agreement is to be construed under Texas law, and all obligations of the parties created by this lease are performable in Harris County, Texas.

Legal Construction

§ 15.04. If one or more of the provisions contained in this agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

Prior Agreements Superseded

§ 15.05. This agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

Amendment

§ 15.06. No amendment, modification, or alteration of this agreement is binding unless in writing, dated subsequent to the date of this agreement, and duly executed by the parties.

Rights and Remedies Cumulative

§ 15.07. The rights and remedies provided by this lease are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Attorney's Fees and Costs

§ 15.08. If, as a result of either party's breaching this agreement, the other party employs an attorney to enforce its rights under this lease, then the breaching or defaulting party will pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

Force Majeure

§ 15.09. Neither Landlord nor Tenant is required to perform any term or covenant in this lease so long as performance is delayed or prevented by *force majeure,* which includes acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within Landlord's or Tenant's control and that Landlord or Tenant cannot, by exercising due diligence and paying money, prevent or overcome, in whole or part.

Time of Essence

§ 15.10. Time is of the essence of this agreement.

The undersigned Landlord and Tenant execute this agreement on ~~May~~ JULY 05 2007, at Houston, Harris County Texas.

LANDLORD

______________________

EMMOTT BUSINESS PARK, LLC

By Intra Capital Corporation

Lawrence J. Burns, President

TENANT

______________________

By ____________________

______________________ [*typed name and capacity*]